UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2017

MannKind Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-50865	13-3607736
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

25134 Rye Canyon Loop, Suite 300 Valencia, California		91355
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (661) 775-5300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. of Form 8-K):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

The following is a brief description of each matter voted upon at our 2017 Annual Meeting of Stockholders held on May 18, 2017 (the “Annual Meeting”), as well as the number of votes with respect to each matter.

Nominee	Shares Voted For	Shares Withheld	Broker Non-Votes
Matthew J. Pfeffer	29,832,716	2,549,260	43,266,903
James S. Shannon, M.D., MRCP (UK)	30,004,218	2,377,758	43,266,903
Ronald Consiglio	29,937,905	2,444,071	43,266,903
Michael Friedman, M.D.	29,152,535	3,229,441	43,266,903
Kent Kresa	29,922,285	2,459,691	43,266,903
David H. MacCallum	29,943,180	2,438,796	43,266,903
Henry L. Nordhoff	29,955,902	2,426,074	43,266,903

•	Our stockholders approved, on an advisory basis, the compensation of our named executive officers, as disclosed in our definitive proxy statement for the Annual Meeting, filed with the SEC on April 7, 2017. The tabulation of votes on this matter was as follows: shares voted for: 29,066,237; shares voted against: 3,053,294; shares abstaining: 262,445; and broker non-votes: 43,266,903.

•	Our stockholders indicated, on an advisory basis, the preferred frequency of stockholder advisory votes on the compensation of our named executive officers. The tabulation of votes on this matter was as follows: shares voted for one year: 30,427,729; shares voted for two years: 345,482; shares voted for three years: 1,109,681; shares abstaining: 499,082; and broker non-votes: 43,266,905.

•	Our stockholders ratified the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017. The tabulation of votes on this matter was as follows: shares voted for: 72,709,001; shares voted against: 2,076,843; shares abstaining: 863,035; and broker non-votes: 0.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANNKIND CORPORATION

By:	/s/ David Thomson
Name:	David Thomson, Ph.D., J.D.
Title:	Corporate Vice President, General Counsel and Secretary

Dated: May 23, 2017